Exhibit 11

                              AMEN PROPERTIES, INC.
                  EXHIBIT 11. COMPUTATON OF EARNINGS PER SHARE
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

                                                                                                  For the Three Months Ended
                                                                                                        March 31, 2006
                                                                       Current                          --------------
Period ending 03/31/06                                                 Period    Year to Date       Basic          Diluted
                                             Total      Grant/Purch.    Days         Days         Weighted         Weighted
                                             Shares         Date     Outstanding  Outstanding      Shares           Shares
                                             ------         ----     -----------  -----------      ------           ------
Common Stock                                 1,992,056     12/31/03         90           90      179,285,040      179,285,040
Common Stock Dividend                          209,300     03/31/03         90           90       18,837,000       18,837,000
Preferred A Stock - Convertible                616,447     09/29/00         90           90                -       55,480,230
Preferred B Stock - Convertible                233,317     01/09/02         90           90                -       20,998,530
Preferred C Stock - Convertible                500,000     03/01/05         90           90                -       45,000,000
Common Stock - Stock Option Issuance             4,859     08/24/05         90           90          437,310          437,310

                                          -------------                                        --------------   --------------
End of period                                3,555,979                                           198,559,350      320,038,110
                                                                                               --------------   --------------

Days Outstanding from Beginning of Period                                                                 90               90
-----------------------------------------                                                      --------------   --------------
Weighted average number of common shares outstanding                                               2,206,215        3,555,979

Net (loss) from continuing operations                                                                192,654          192,654
-----------------------------------------                                                      --------------   --------------
              Net (loss)                                                                             192,654          192,654

Net (loss) from continuing operations per share                                                         0.09             0.05
-----------------------------------------                                                      --------------   --------------
         Net (loss) per share                                                                           0.09             0.05
                                                                                               ==============   ==============
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
                                                                                                  For the Three Months Ended
                                                                                                        March 31, 2005
                                                                       Current                          --------------
Period ending 03/31/05                                                 Period    Year to Date       Basic          Diluted
                                             Total      Grant/Purch.    Days         Days         Weighted         Weighted
                                             Shares         Date     Outstanding  Outstanding      Shares           Shares
                                             ------         ----     -----------  -----------      ------           ------
Common Stock                                 1,992,056     12/31/03         90           90      179,285,040      179,285,040
Common Stock Dividend                          209,300     03/31/03         90           90       18,837,000       18,837,000
Preferred A Stock - Convertible                616,447     09/29/00         90           90                -                -
Preferred B Stock - Convertible                233,317     01/09/02         90           90                -                -
Preferred C Stock - Convertible                500,000     03/01/05         30           30                -                -

                                          -------------                                        --------------   --------------
End of period                                3,551,120                                           198,122,040      198,122,040
                                                                                               --------------   --------------

Days Outstanding from Beginning of Period                                                                 90               90
-----------------------------------------                                                      --------------   --------------
Weighted average number of common shares outstanding                                               2,201,356        2,201,356

Net income from continuing operations                                                               (163,650)        (163,650)
-----------------------------------------                                                      --------------   --------------
              Net income                                                                            (163,650)        (163,650)

Net income from continuing operations per share                                                        (0.07)           (0.07)
-----------------------------------------                                                      --------------   --------------
         Net income per share                                                                          (0.07)           (0.07)
                                                                                               ==============   ==============
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